Q4 EARNINGS & STRATEGY UPDATE

Hello everyone,

This quarter, in addition to our usual results call, we provided a strategic update that shared five key announcements focused on delivering value to our shareholders.

Strategy Update
Our company has evolved in recent years - we've repositioned our business to FMC in Europe's best markets and repurchased 60% of our shares at a great price. Meanwhile, our stock continues to trade at a discount to many valuations. To maximize the inherent value of our core assets we're making the following announcements:

Sunrise

In the second half of 2024 we plan to list Sunrise and spin off 100% of shares to Liberty Global shareholders

Best,

Mike
CEO, Liberty Global

GROW WITH US

Sunrise

In the second half of 2024 we plan to list Sunrise and spin off 100% of shares to Liberty Global shareholders

Sunrise has delivered strong Q4 2023 results and this move will create a fairer valuation and attract new investors.